UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Tapestry Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

IMPORTANT REMINDER TO VOTE YOUR PROXY

                                                                                                                                March 13, 2006

Dear Stockholder:

                Our records indicate your vote has not yet been received for the Special Meeting of Stockholders of Tapestry Pharmaceuticals, Inc. to be held at the Courtyard Boulder, 4710 Pearl East Circle, Boulder, Colorado on Tuesday, April 4, 2006 at 9:00 a.m. local (Mountain) time.  Please take a moment right now to ensure that your shares are represented at this very important meeting.

At the Special Meeting, you will be asked to approve the sale and issuance, in a private placement to certain investors, of 12,750,000 shares of our common stock at a price of $2.00 per share, and warrants to purchase up to an additional 12,750,000 shares of our common stock at an exercise price of $2.40 per share, in exchange for aggregate gross proceeds payable to the Company of $25.5 million not including any proceeds from exercise of the warrants.  You will also be asked to approve: (1) an amendment to the Company’s 2006 equity Incentive Plan; (2) an amendment to the Company’s bylaws to delete a limitation on the ability to reduce the exercise price of any stock option granted under any existing or future stock option plan; (3) the repricing of certain options to purchase and (4) the adjournment of the special meeting if necessary.

*PLEASE VOTE YOUR SHARES TODAY*

                In order to ensure that every stockholder has an opportunity to vote his or her shares, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

                The Board of Directors has determined that these proposals are in the best interests of Tapestry stockholders, and recommends that you vote “For” all proposals on the proxy.

                Please vote by Telephone or by Internet Today pursuant to the instructions enclosed.  Remember — every share and every vote counts!  Alternatively, you may sign, date and mail your proxy card in the envelope provided.  If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

/s/ Leonard P. Shaykin

Leonard P. Shaykin

Chairman and Chief Executive Officer